EXHIBIT 10.6



                              DISTRIBUTOR AGREEMENT


         THIS DISTRIBUTOR AGREEMENT (the "Agreement") is made by and between Electric City Corp., a Delaware corporation ("Company") and Electric City of Illinois LLC ("Distributor") this 7th day of September, 1999.

                                    RECITALS

         A. The Company's Business. The Company is presently engaged in the business of selling an energy efficiency device, which is referred to as an "Energy Saver" which may be improved or otherwise changed from its present composition (the "Products"). The Company may engage in the business of selling other products or other devices other than the Products, which will be considered Products if Distributor exercises its options pursuant to Section 7 hereof.

         B. Representations. As an inducement to the Company to enter into this Agreement, the Distributor has represented that it has or will have the facilities, personnel, and financial capability to promote the sale and use of Products. As an inducement to Distributor to enter into this Agreement the Company has represented that it has the facilities, personnel and financial capability to have the Products produced and supplied as needed pursuant to the terms hereof.

         C. The Distributor's Objectives. The Distributor desires to become a distributor for the Company and to develop demand for and sell and distribute Products solely for the use within the State of Illinois, including but not limited to public and private entities, institutions, corporations, public schools, park districts, corrections facilities, airports, government housing authorities and other government agencies and facilities (the "Market").

         D. The Company's Appointment. The Company appoints the Distributor as an exclusive distributor of Products in the Market, subject to the terms and conditions of this Agreement.

         1.       ESTABLISHMENT OF DISTRIBUTORSHIP

                  1.1 Grant and Acceptance. Company hereby appoints Distributor as Company's exclusive distributor within the Market and grants to Distributor the exclusive right to sell and distribute Products within the Market, and Distributor hereby accepts such appointment and such grant, in accordance with the terms and conditions of this Agreement. Distributor acknowledges that customers of other distributors of the Products may have sites, locations or operations in the Market, which will use the Products. Distributor will sell any and all Products required by such customers in the Market to those customers. Distributor also acknowledges that if its customers have sites, locations or operations outside the
                           Market, in the market of another exclusive distributor of the Products, those customers will be required to purchase products from the applicable exclusive distributor in that market; otherwise, Distributor shall be free to sell to its customers in any market which does not have another exclusive distributor.

                  1.2 License. The Company hereby grants the Distributor the right to do business and use the name "Electric City of Illinois" or a similar variation thereof (collectively the "Names") for use under this Agreement. Distributor may file with the appropriate state and local authorities assumed name certificates as required. Copies of all documents relating to the use of the Names shall be forwarded to the Company. Upon termination of this Agreement Distributor shall have no further right to the Names and said License to use the Names shall terminate. Distributor shall have no right to sublicense the Names or to do business under any other names without the Company's prior approval in writing. The parties acknowledge that the terms herein consist of there terms for Illinois. At the request of either party, a new agreement reflecting the terms and conditions of this Agreement, may be executed for each state or entity representing each state.

                  1.3 Term. The term of this Agreement shall be ten (10) years (the "Term") which shall commence on the date upon which the Company delivers to Distributor the last Sample, as defined hereinafter. If Distributor complies with all of the terms of this Agreement, the Agreement shall be renewable on an annual basis for one (1) year terms for up to another ten (10) years on the same terms and conditions as set forth herein. All renewals of this Agreement shall be on the same terms and conditions as are set forth herein.

                  1.4 Company's Obligation. Company shall sell and deliver as provided in Section 2.3 of this Agreement to Distributor on the price terms set forth in this Agreement or as amended from time to time such quantity of Products as Distributor from time to time orders from Company. Company shall promote and advertise the Products generally, at its own expense, and shall furnish Distributor copies at all advertisement and promotional materials.

                  1.5 The Distributor's Obligation. The Distributor, at its own expense, shall promote the distribution, sales, and use of Products in the Market.

                  1.6 Distributor's Terms and Minimum Expectations. In order to maintain the exclusive rights to sell, lease, distribute and service Products in the Market, the Distributor must use all commercially reasonably efforts to purchase for sale to subdistributors the following minimum quantities of the Products from the
                           Company:

         On the commencement of the Term Distributor will issue to the Company an irrevocable letter of credit ("LC") in the amount of Five Hundred Thousand Dollars ($500,000), the form of which is attached hereto as Exhibit A and incorporated herein by reference. The LC shall have a two (2) month term, and shall be renewed for five (5) consecutive bimonthly periods. A minimum of a $250,000.00 purchase order must be received by Company by the first of each month for a total (12) month period. The Company may draw funds from the LC to pay for Distributor's purchases, which are not paid according to the terms in
Section 2.7. Prices for the EnergySaver units are




                                    Page -2-
provided by the Company as Exhibit C. The Company will be entitled to draw against the LC pursuant to the terms of the LC.

                  (A)    375 units in the first Product Year (1999)

                  (B)    750 units in the next succeeding Product Year; (2000)

                  (C)    937 units in the next succeeding Product Year; (2001)

                  (D)    1,171 units in the next succeeding Product Year; (2002)

                  (E)    1,463 units in the next succeeding Product Year; (2003)

                  (F)    1,828 units in the next succeeding Product Year; (2004)

                  (G)    2,285 units in the next succeeding Product Year; (2005)

                  (H) 2,856 unit each in the lat three years of the initial Term of this Agreement and any renewals thereof.

         For purposes of this Agreement, a Product Year shall be the twelve (12) month period following the commencement of the initial Term of this Agreement and each twelve (12) months thereafter. Distributor's expected sales shall include the purchase of the Samples as defined hereinafter.

         Sales in excess of the expected sales which are actually made in a Product Year may be applied to meet the expectations for the next Product Year. Any such carry-over from one year to the next Product Year may not be considered in determining whether there is a carry-over from that next Product Year. Thus, by way of example and not limitation, if there was an expectation of 50 in year one and 200 for year two and 60 units are sold in year one and 195 units are sold in year two, the expectation for year two will have been met, but there will be no carry-over to year three. If the Distributor shall fail to purchase the minimum number of units in any year, the Distributor's exclusive rights to sell and distribute the Product in the Market, may at Company's sole option, be reevaluated.

         Company agrees that Distributor shall not be liable or subject to reevaluation for failure to meet expectations due to any occurrence beyond Distributor's reasonable control, including, but not limited to, Acts of God, fires, floods, wars, sabotage, accidents in shipping, labor disturbances, weather conditions, governmental regulation, lack of Company performance, delay by Company, failure of Company to honor warranties or otherwise materially support the Products.

         The aggregate units to be sold on an annual basis described above are for the Illinois distributorship on an aggregate basis.

         1.7 Relationship of Parties. The relationship between the Company and the Distributor



                                    Page -3-
                  is that of vendor and vendee. This Agreement does not create the relationship of principal and agent between the Company and the Distributor for any purpose whatsoever. This Agreement shall not be construed as constituting the Distributor and the Company as partners, joint venturers, or as creating any other form of legal association or arrangement which would impose liability upon one party for the act or omission of the other party. Neither party is granted any express or implied right of authority by the other party to assume or to create any obligation or responsibility on behalf of or in the name of the other party, or to bind the other party in any manner or thing whatsoever.

2.       PURCHASE OF PRODUCTS

         2.1 Orders. The Distributor shall order Products from the Company on a purchase order form mutually acceptable to the Company and Distributor and which is consistent with Exhibit B hereto, and which incorporates the terms and provisions of this Distributor Agreement. The Distributor shall not order or purchase Products from any source other than the Company. All orders shall be subject to acceptance and confirmation by the Company. Distributor may cancel an order that is properly cancelled by Distributor's customer, unless the Company has commenced production which is in any way customized for that customer. The Distributor shall annually provide the Company with a non-binding forecast of orders for Products for the succeeding 12-month period.

         2.2 Shipment. The Company and the Distributor shall jointly determine shipment dates. The Company shall use commercially reasonable efforts to ship promptly all orders for Products received from the Distributor. In addition to any other remedy which this Agreement provides to Distributor against Company, if Company fails to deliver or delays in delivering Products as were ordered by Distributor within 45 days after their required delivery date, and if as a result of such failure or delay Distributor loses its customer's orders for those Products, the number of units which Distributor ordered but were not timely delivered to Distributor or to Distributor's customer will be credited against Distributor's minimum expectation as specified on Section 1.6 of this Agreement. The Company may refuse to accept a purchase order on the grounds that it cannot meet the delivery schedule therein, and if as a result of such failure or delay Distributor loses its customer's orders for those Products, the number of units which Distributor ordered but were not timely delivered to Distributor or to Distributor's customer will be credited against Distributor's minimum. Distributor shall make reasonable efforts to notify the Company of the proposed delivery schedule before accepting a customer order and shall give the Company written notice of any customer purchase orders which imposes liability for late shipment and neither the Distributor nor the Company shall have a liability for consequential or liquidated damages pertaining to late delivery unless Company specifically acknowledges and agrees in writing to the same. The Distributor agrees that the Company shall not be liable for its failure to perform due to any occurrence beyond the Company's reasonable control, including, but not limited to, acts of God, fires,



                                    Page -4-
                  floods, wars, sabotage, accidents in shipping beyond the Company's control, labor strikes other than strikes against the Company itself, weather conditions or foreign or domestic government regulation or authority which directly affects Company's ability to deliver Product.

         2.3 Delivery. Other than "drop ship" deliveries, all deliveries made pursuant to this Agreement shall be FOB the Company's facilities located within the continental United States by a carrier authorized by the Distributor.

         2.4.     Prices.

                  (A) Prices For Basic Units. The prices for Products in the first Product Year are supplied by Company as Exhibit C.

                  (B)      Inflation Price  Adjustment.  The prices set forth in
                           Section   2.4(a)  shall  be  subject  to   adjustment
                           annually on the first day of each Product Year beginning in the calendar year 2000 and on the first day of each succeeding Product Year for the remainder of the Term and all renewals of this Agreement in proportion to the increase or decrease in the Consumer Price Index (CPI) as compared to the CPI as it existed on the first day of the Term of this Agreement. The Company also reserves the right to increase or decrease the price per unit based on Company wide changes in unit prices to all distributors of the Company, provided however, that any price changes, other than those based on the CPI, shall be uniformly applied to all distributors of the Products and shall reasonably applied to all distributors of the Products and shall reasonably reflect Company's costs of manufacturing the Products and/or market demand for the Products, provided further than any increase in price based upon market demand shall not be so great as to deprive
                           Distributor of its normal and customary profit margin. The Company agrees to exercise this right in good faith, and consider all circumstances of the Distributor and the Company. The CPI referred to herein in issued by the Bureau of Labor Statistics of the U.S. Department of Labor. Should the Bureau of Labor Statistics discontinue publication of the CPI, the parties shall accept comparable statistics on the purchasing power of the consumer dollar as published at the time of said discontinuation by responsible periodical or recognized authority to be chosen by the parties.

         2.5. Resale Prices. The Distributor may resell Products at such price, as the Distributor, in its sole discretion, shall determine. While the Company has the right to suggest a range of manufacturer's suggested retail prices for the Products, the distributor is not obligated to set retail prices within the Company's suggested range of retail prices.

         2.6      Product Returns.





                                    Page -5-

                  (A) Non-defective Products. Unless the Company has first authorized or permitted the return of any non-defective Products and except as otherwise permitted or required herein, the Company shall not be obligated to accept the return from the Distributor of any non-defective Products, nor to make any exchanges therefor, nor to credit the Distributor therefor. If Company does not give Annual Notice pursuant to Section 3.1 hereof, Distributor may, within 90 days of modification, improvement or alteration, return the Products to the Company. The Company shall not have any obligation with respect to Products after 365 days following delivery to Distributor, except as provided herein.

                  (B) Defective Products. In the event of any damages or other defect in a Product which is discovered by Distributor within 365 days of satisfactory installation of a Product at Distributor's or a subdistributor's customer, the Distributor shall promptly report the same to the Company and reasonably demonstrate the defect to the Company. If the Distributor reasonably demonstrates that the Company is responsible for such damage or defect, the Company shall promptly deliver and install at the Company's expense, additional or substitute Products to the subdistributor's customer without additional cost or charge to the Distributor or the customer for material, labor, shipping, insurance or any other charge.

         2.7      Payment Terms.  Distributor  shall pay Company  within  thirty
                  (30) days of   Distributor's or,  as  the  case  may  be,  the
                  end-user's receipt of Products.

         2.8 Company Cooperation. The Company shall cooperate with the Distributor in obtaining all necessary permits and approvals to permit the use of the Products. The Company shall bear responsibility for any permits needed to manufacture the Products and Distributor shall bear responsibility for any permits needed to distribute the Products.

3.       PRODUCTS AND WARRANTY

         3.1 Product Improvements by the Company. At the Company's sole discretion, and at any time, the Company may give the Distributor at least 90 days advance notice ("Annual Notice") of any modification, improvement or alteration of Products ("New Products") and development of new models of Products (collectively with "New Products", "Improved Products"). Except for the Improved Products for which the Distributor receives the Annual Notice, the Company shall sell Improved Products to Distributor only with the consent of the Distributor. Any Improved Products shall be subject to the provisions of this Agreement. Old Products will remain available unless




                                    Page -6-

                  Improved Products perform at the same or better levels and are offered at reasonably similar prices or at prices increases, which reasonably reflect improvements in performance.

         3.2 Product Improvements by the Distributor. The Distributor shall disclose to the Company any modifications to Products requested by end-users or other proposals for Product improvement from end-users or the Distributor, but shall have no right to make modifications without Distributor's consent.

         3.3 Warranty. Company shall at all times make reasonable efforts to maintain quality control and to deliver Products to Distributor which, when received by Distributor, or, as the case may be, the end-user, are properly and adequately packaged and contained, fully assembled (except for miscellaneous components which may be shipped separately to prevent damage in transit), fully functional and otherwise in conformance with the warranties set forth herein. Company warrants that the Products will be designed, manufactured, constructed, assembled and packaged in a workmanlike manner and that such Products shall be fully functional and fit for their intended purposes. Company further warrants that the Products sold hereunder shall be free from defects in design, materials and workmanship for a period of twenty-four (24) months after delivery to Distributor's end-user. The Company shall not be liable for defective Products, except as provided in this Agreement. The Distributor at all times shall comply with all requirements of the Magnuson-Moss Warranty-Federal Trade Commission Improvement Act and similar federal and state laws and regulations.

         3.4 Warranty Work. If, within the twenty-four (24) month warranty period set forth above, Company received from Distributor or any of Distributor's end-user's a notice which may be oral notice confirmed in writing) that any of the Products sold hereunder do not meet the Warranties specified above, Company shall thereupon correct each such defect by providing the necessary repairs, and/or replacement parts, or if necessary, Products. Company shall promptly respond to any timely notice of defect. Unless otherwise expressly agreed to in writing by Distributor or Distributor's and-user, Company shall bear the reasonable expense of all labor, materials and shipping expended or used in connection with the correction of any defects in the Products occasioned by the non-conformance of the Product with Company's warranty as set forth herein. Company shall be entitled to dispute whether a Product is defective. In the event that Company is unable or unwilling to promptly perform any warranty work without reasonable cause and following full and fair opportunity to do so, or in the event of the necessity for emergency repairs of a defective Product for which there is no reasonable possibility of performance by Company, Distributor may perform such warranty work or hire a third party to perform such warranty work and the reasonable cost thereof shall be paid by Company.


                                    Page -7-

         3.5 Service of Products in Territory. Within thirty (30) days after the execution of this Agreement, the Company and the Distributor shall mutually agree upon a reasonable schedule of charges for after market parts and services provided by the Company or the Distributor so that such charges do not adversely affect the marketability of the Products.

         3.6. Non-Disclosure of Confidential Information. None of the parties hereto nor their associated or affiliated or affiliated companies shall during the term of this Agreement or thereafter disclose any confidential information obtained or acquired by them in connection with the Products and the business of the other, including, without limitation, trade secrets, business techniques, technical information, customer and potential customer lists, marketing data and information, prices, improvements to the Products in various stages of development, processes, or other confidential information relating to the Products or the business of the Distributor, except that either party shall be permitted to disclose (x) all or portions of such confidential information on a strictly need-to-know basis to the extent required by an order of a court of competent jurisdiction or by the order or demand of a regulatory body having jurisdiction over one or both parties and (y) any of such confidential information that is the sole property of the party making the disclosure and does not include any information owned by the other party. The Distributor shall not disclose this agreement except upon consent of Company. Confidential information shall not include information which:

                  (A) Is or becomes generally available to the party who desires to disclose such information (or its associated or affiliated companies) (a "Disclosing Party") other than as a result of a breach of this Agreement or some other unlawful means;

                  (B) Becomes available to the Disclosing Party on a non-confidential basis from a third party who is under no confidentiality or nondisclosure obligation with respect to such information; or

                  (C) Was known to the Disclosing Party on a non-confidential basis prior to the disclosure thereof to such disclosing Party by a party to this Agreement.

4.       DURATION AND TERMINATION

         4.1 Duration. Unless earlier terminated otherwise provided therein, this Agreement, subject to the commencement date established in Section 1.3, shall be effective immediately. Distributor shall submit written reports to the Company each quarter during the first year of the Term, commencing ninety
                  (90) days after execution of this Agreement, describing its efforts, the potential customers it has approached and the status of its efforts.

         4.2      Termination  for  Cause.   Either  party  may  terminate  this
                  Agreement upon 30 days



                                    Page -8-
                  prior written notice to the other upon the occurrence of any of the following events: (A) the Distributor's failure to make full and prompt payment to the Company of all sums due and owing to it; (b) either party's default in the performance of any of the material, terms, conditions, obligations, undertakings, covenants or liabilities set forth herein and such default is not cured within a commercially reasonable time after the defaulting party has been notified of the default by the other party and (c) as otherwise expressly provided herein. In the event either party (a) becomes adjudicated insolvent, (b) discontinues its business, (c) has voluntary of involuntary bankruptcy proceedings instituted against it, or (d) makes an assignment for the benefit of creditors, the other party shall be entitled to terminate this Agreement effective immediately upon written notice.

         4.3 Accrued Obligations. In the event that either Distributor or Company fails to comply with the terms of this Agreement, both Distributor and Company acknowledge and agree that in addition to any claim for damages either party may have arising from the default of the other, they shall have the right to seek equitable relief by way of a temporary restraining order, preliminary injunction, permanent injunction and such other equitable relief as may be appropriate. In the event a party seeks the equitable relief of a temporary restraining order, preliminary injunction, permanent injunction, mandatory injunction or specific performance both parties acknowledge that they shall not be required to demonstrate the absence of an adequate remedy at law, and neither party shall be required to post bond as a precondition to obtaining a temporary restraining order or preliminary injunction. The termination of this Agreement shall not relieve either party hereto from obligations which have occurred pursuant to the provisions of this Agreement prior to its termination, nor shall it release either party hereto from any obligations which have been incurred as a result of operations conducted under this Agreement.

         4.4 Repurchase of Products. Upon the expiration or termination of this Agreement, pursuant to Section 4.1 or 4.2 hereof, the Company may, at its option to be exercised within 30 days of the date of the termination of this Agreement, and in its sole discretion, repurchase any Products in the possession of the Distributor at the net invoice price paid by the Distributor to the Company less any applicable special allowances, discounts, shipping or allowances for cooperative advertising. If Company terminates the Agreement without cause and for reasons other than Distributor's failure to meet its minimum expectations; it shall repurchase from Distributor any unopened Product, and shall bear all shipping, handling and related costs notwithstanding any other remedies to which Distributor may be entitled. On demand and tender of the repurchase price, the Distributor shall be obligated to deliver such Products to the Company. The Company reserves the right to reject any Products that are not factory sealed and in new and unused condition. Repurchased Products shall be shipped at the Company's expense, and the Company may offset any indebtedness of the Distributor to the Company against the repurchase price of such Products. Following expiration or termination of this Agreement, the Distributor may continue to sell any Products in the Market which are in its inventory




                                    Page -9-
                  and which the Company has not repurchased.

5.       REPRESENTATIONS AND WARRANTIES AND OTHER MATTERS

         5.1      Representations and Warranties of Company.

                  (A) The Company represents that, to the best of its knowledge, Products are in compliance with all laws, and that the Products will not be hazardous or dangerous when used for their intended purpose. Products do not cause harmful emissions or other environmental hazards and Products do not violate or infringe any patents, copyrights, trademarks or other rights of nay third party(ies). Company further represents and warrants that its Products will perform as advertised and promoted by the Company, and will be approved or certified by Underwriters Laboratory.

                  (B) The Company will make available to Distributor comprehensive technical support for the first Product Year. Distributor will have direct access to (a) the Company's engineering consultants and (b) the patent holder's technicians. Company's representatives will make themselves available three days per month in the first Product Year to consult with and train Distributor. All costs and expenses associated with the services provided to Distributor hereunder, including travel, lodging, engineering consultants' fees and employee time will be paid by Distributor.

                  (C) Company will timely furnish all of Distributor's requirements for Products within the Market, provided it is given adequate notice of Distributor's requirements and a full and fair opportunity to fulfill the same.

         5.2      Representations and Warranties of Distributor.

                  (A) Distributor shall be entirely responsible for learning, understanding and training about the Products, the costs of advertising and promoting the Products in the Market through the Term of this Agreement. Distributor shall not issue, print or disseminate any information about the Products in the first Product Year without the express written consent of the Company.

                  (B) Distributor will not engage the services of any engineering or consulting firm without the express written consent of the Company.

         5.3 Indemnification. Company and Distributor agree to indemnify, defend and hold each other harmless from any and all suits, claims, obligations, liabilities, damages, losses and the like (including attorneys' fees and costs) relating to or arising out of: (A) any breach of any material representations, warranties, covenants, obligations, agreements or duties in connection with this Agreement; (b) any negligence or fault;
                  (c) any violation by either of them of the patent, copyright, trademark or other





                                    Page -10-
                  intellectual property rights of third parties. In addition, Company agrees to indemnify, defend and hold harmless Distributor from and against all suits, claims, obligations, liabilities, damages, losses and the like (including attorneys' fees and costs) arising out of or related to Company's manufacture or design of the Products, provided that Distributor is not at fault in connection with the same, and
                  Distributor agrees to indemnify, defend and hold harmless Company from and against all suits, claims, obligations, liabilities, damages, losses and the like (including a attorneys' fees and costs) arising out of or related to Distributor's sales, marketing practices or unauthorized Product alteration (provided that Company is not at fault in connection with same).

         5.4 Product Liability Insurance. Company will carry a reasonable amount of product liability insurance through a reasonably acceptable products liability insurance company and will name the Distributor as an additional insured under that policy. Company will make reasonable efforts to procure a policy, which is non-cancelable, except upon thirty (30) days, advance notice to the Distributor.

         5.5 No License. The Distributor acknowledges and agrees the except as provided by Section 1.2 of this Agreement, this Agreement will not be construed as granting by implication, estopped or otherwise any license or other right of use with respect to any present or future patent, copyright, trademark, trade name or other proprietary right owned by or licensed to the Company or any of its affiliates.

         5.6 No Action to Invalidate. During the Term of this Agreement and for three years thereafter, the Distributor (on behalf of itself and each of its affiliates) agrees not to commence, or provide any information to or otherwise assist any person or entity in connection with, any suit, action or proceeding contesting the ownership, validity or enforceability of any patent, copyright, trademark, trade name or other propriety right owned by or licensed to the Company, whether currently existing or hereinafter invented, developed or acquired unless required to by court order. The Distributor agrees to inform the Company promptly and cooperate with the Company in the event the Distributor obtains knowledge of any such suit, action or proceeding which has been initiated or is contemplated by any other person or entity.

         5.7      Nonsolicitation.

                  (A) During the Term of this Agreement and for a period of twelve (12) months thereafter, the Distributor (on behalf of itself, each of its affiliates and each of their respective representatives) agrees that it will not directly or indirectly solicit or hire any executive, managerial or technical employee of the Company or any of its affiliates.

                  (B) Distributor further agrees that it will not interfere with or otherwise disrupt the business relations between the Company or nay of its affiliates and any of their current or prospective customers, suppliers or distributors, during the




                                    Page -11-

                           Term of the  Agreement  and for a period of  eighteen
                           (18) months thereafter, nor will Distributor solicit any customer or potential customer of Company to purchase a competitive product during that period.

         5.8. Nonpublic Information. The Distributor acknowledges that is it aware that the securities laws prohibit any person who has material, non-public information concerning the Company or the matters which are the subject of this Agreement from purchasing or selling securities of the Company (or options, warrants and rights relating thereto) and from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

6.       INTERPRETATION AND ENFORCEMENT

         6.1 Assignment. No assignment of this Agreement or any right accruing hereunder shall be made by the Distributor in whole or in part, without the prior written consent of the Company, which consent shall not be unreasonably withheld. As a condition to obtaining such consent, the Assignee of Distributor's interest hereunder shall first agree in writing in form and substance satisfactory to the Company, that is shall assume and be liable for the performance of all obligations imposes by this Agreement on Distributor, whether such obligations have then accrued are owing, or are yet to be performed, and shall demonstrate that is has the economic, and with approval of the assignment, the legal capability to perform all of the obligations of Distributor hereunder.
                  Company may assign its interest in this agreement to any person or entity which has authority to fulfill Company's obligations hereunder and which has the economic ability to perform its obligations hereunder. Upon the assignment of a party's interest and rights in this Agreement the assigning party shall be relieved of all further obligations imposed by this Agreement.
         6.2 Nonwaiver of Rights. Failure of either party to enforce any of the provisions of this Agreement or any rights with respect thereto or failure to exercise any election provided for herein shall in no way be a waiver of such provisions, rights or elections or in any way affect the validity of this Agreement. The failure of either party to exercise any of said provisions, rights or elections shall not preclude or prejudice such party from later enforcing or exercising the same or any other provisions, rights or elections which is may have under this Agreement.

         6.3 Invalid Provisions. If any terms, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         6.4 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, or sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally,

                                    Page -12-
                  telegraphed, telexed or sent by facsimile transmission or, if mailed, two (2) business days after the date of deposit in the United States mail, by certified mail return receipt requested, as follows:

                  If to the Distributor to:
                  Electric City of Illinois L.L.C.
                  8628 Oketo Avenue
                  Bridgeview, IL  60455
                  Facsimile No.  (708) 598-4671
                  Attn:  Jim Stumpe

                  With a copy to:
                  Thomas V.  McCauley
                  200 W.  Adams, Suite 2500
                  Chicago, IL  60606
                  Facsimile No.  (312) 346-9316

                  If to Company to:
                  Electric City Corp.
                  1280 Lanmeier Rd.
                  Elk Grove Village, IL  60007
                  Attn:  Joseph Marino, President

                  With a copy to:
                  Kwaitt & Ruben, Ltd.
                  211 Waukegan Road
                  Suite 300
                  Northfield, Illinois  60093
                  Attn:    Philip E.  Ruben, Esq.

6.5 Entire Agreement. This Agreement, together with all exhibits attached hereto which are hereby incorporated by reference, supersedes any and all other agreements, either oral or written, between the parties hereto with respect to the subject matter hereof and contains of the covenants and agreements between the parties with respect to said matter. This Agreement may not be altered, amended or modified, except by written instrument signed by the parties hereto.

6.6 Sample Products. Company will, during the Term of this Agreement (and any renewal term), provide Distributor, at Distributor's cost pursuant to the terms of this Agreement, with five (5) sample units (the "Sample" or "Samples") for use by Distributor in promoting sales. Distributor shall use the Samples for purposes of permitting potential customers to use the Products in the field. The Samples purchased by Distributor hereunder shall count toward the minimum expectations under this Agreement.

6.7      Time of the Essence.  Time is of the essence of this Agreement.




                                    Page -13-

6.8 Force Majeure. Neither party to this Agreement shall be liable to the other party, nor shall be subject to injunctive relief by the other party if that party's performance of its duties or obligations under this Agreement is the consequence of Force Majeure as defined in
         Section 2.2 hereunder.

6.9 Governing Law. This Agreement is to be construed according to the laws of the State of Illinois.

7.       NEW PRODUCTS

         7.1 Right of Option. Should Company introduce other products or devices as contemplated by recital paragraph "A", Distributor shall have the option of becoming Company's exclusive distributor of such other Products or devices within the Market.

         7.2 Exercise of Option. Distributor shall exercise its option to become exclusive Distributor of other Products or devices by serving written notification on Company of its election to become exclusive distributor within thirty (30) days upon which Company informed Distributor in writing of Company's intention to introduce other Products or devices. If Distributor does not exercise its option as herein provided, Company may distribute the other Products or devices within the Market itself or through other distributors.

         7.3 Other Agreements. The terms pursuant to which such other Products or devices shall be sold by Company to Distributor shall be determined by a separate agreement, but such agreement shall be essentially on the same terms and conditions as herein provided, understanding that such terms as price, quotas, and length of the term of the agreement shall be reasonably adjusted to reflect the nature of the other Product or device which is the subject of the agreement.

                  In witness whereof the parties have executed this Agreement as of the date first abovementioned.




      Electric City Corp.                       Electric City of Illinois L.L.C.


By:   /s/Joseph Marino                    By:   Jim Stump
      -------------------                       -------------------------------
      President








                                    Page -14-